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                                                                    EXHIBIT 23.1


                         [DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-3 of our report dated February 25, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 1, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

San Francisco, California
February 1, 2001